UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 7, 2014, Genpact Limited, a Bermuda company (“Genpact” or the “Company”), held its 2014 annual general meeting of shareholders (the “Annual Meeting”) at John Hancock Tower, 200 Clarendon Street, 42nd Floor, Boston, Massachusetts at 10:00 a.m. local time.  At the Annual Meeting, Genpact shareholders approved two proposals and voted against a third. The full results of the votes are set forth below. Each proposal is described in detail in Genpact’s previously filed Proxy Statement related to the Annual Meeting.

Proposal 1

Genpact shareholders elected eleven individuals to the Board as set forth below:

Director	Number of Shares For	Number of Shares Withheld	Broker non-votes
N.V. Tyagarajan	201,177,774	3,086,683	9,549,237
Robert G. Scott	197,347,150	6,917,307	9,549,237
Amit Chandra	199,812,472	4,451,985	9,549,237
Laura Conigliaro	203,766,768	497,689	9,549,237
David Humphrey	201,875,872	2,388,585	9,549,237
Jagdish Khattar	203,727,799	536,658	9,549,237
James C. Madden	197,345,212	6,919,245	9,549,237
Alex Mandl	204,160,730	103,727	9,549,237
Mark Nunnelly	195,697,647	8,566,810	9,549,237
Hanspeter Spek	202,902,152	1,362,305	9,549,237
Mark Verdi	201,875,637	2,388,820	9,549,237

Proposal 2

Genpact shareholders ratified the appointment of KPMG as the company’s independent registered public accounting firm for the 2014 fiscal year as set forth below:

Votes cast in favor	211,691,408
Votes cast against	2,084,531
Votes abstaining	37,755

Proposal 3

Genpact shareholders voted against the approval, on an advisory basis, of the compensation of the Company’s named executive officers as set forth below:

Votes cast in favor	92,819,663
Votes cast against	110,747,519
Votes abstaining	697,275
Broker non-votes	9,549,237

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: May 9, 2014	By:	/s/ Heather White
Name: Heather White
Title: Senior Vice President